EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-4 of Specialty Retailers, Inc. of our report dated March 12, 1997 relating to the consolidated financial statements of Stage Stores, Inc., which appears in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas
August 7, 1997